UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): October 22, 2014

LSB INDUSTRIES, INC.

(Exact name of registrant as specified in its charter)

Delaware	1-7677	73-1015226
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

16 South Pennsylvania Avenue, Oklahoma City, Oklahoma	73107
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (405) 235-4546

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 – Registrant’s Business and Operations

Item 1.01. Entry into a Material Definitive Agreement

The disclosures in Item 8.01 of this report are incorporated in this Item 1.01 by reference.

Section 8 – Other Events.

Item 8.01. Other Events

Non-Employee Director Compensation

On October 22, 2014, the Board of Directors of LSB Industries, Inc. (the “Company”) unanimously approved and adopted the Company’s Non-Employee Director Compensation and Stock Ownership Policy (the “Policy”), which was recommended by the Board’s Compensation and Stock Option Committee and the Nominating and Corporate Governance Committee as a means of further aligning the interests of the Company’s non-employee directors with the interests of the Company’s stockholders, promoting sound corporate governance, and building an ownership mentality among the non-employee directors of the Company. The Policy is effective as of June 5, 2014, and provides that annual compensation payable to non-employee directors will be based on the calendar year and will be as follows:

•	An annual cash fee equal to $125,000;

•	For each non-employee director who is a member of the Audit Committee, an annual cash fee equal to $10,000; and

•	For the non-employee director serving as the Board’s Lead Director, an annual cash fee equal to $10,000, except no additional fee will be paid to a Lead Director that is also a member of the Audit Committee.

Fees earned under the Policy will be earned on a calendar-quarterly basis and will be paid in arrears not later than the 15th day following the end of each calendar quarter.

The Policy also provides guidelines for non-employee directors’ ownership of the Company’s common stock. The guidelines encourage, but do not require, each non-employee director to own shares of the Company’s common stock having an aggregate value of at least $200,000. Non-employee directors whose common stock ownership is less than such target ownership are encouraged to acquire $50,000 of common stock for each full year served, based on the market value of the common stock, until such target ownership is attained.

Effective January 1, 2015, under the Policy each non-employee director may elect to receive all or any portion of such director fees in shares of the Company’s common stock pursuant to the Company’s Outside Directors Stock Purchase Plan, effective June 24, 1999 (the “Equity Plan”), and the terms of the Policy. Non-employee directors who have not attained the target ownership described above are encouraged, but not required, to elect to receive at least $50,000 of the annual non-employee director fees in shares of the Company’s common stock. As provided in the Equity Plan, the number of shares issued in lieu of cash payment, if any, shall be calculated based upon the closing price of the Company’s common stock on the New York Stock Exchange on the business day immediately preceding the date that the fee is due. As of the date of this report, 280,000 shares are available for issuance under the Equity Plan.

The Policy may be amended, modified, or terminated by the Board at any time in the Board’s sole discretion.

The foregoing description of the Policy is a general description only, does not purport to be complete, and is qualified in its entirety by reference to the terms of the Policy, attached hereto as Exhibit 99.1 and incorporated herein by this reference.

Section 9 – Financial Statements and Exhibits

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

99.1	Non-Employee Director Compensation and Stock Ownership Policy, effective June 5, 2014.

99.2	Outside Directors Stock Purchase Plan, dated May 24, 1999 (originally filed as Exhibit “C” to the Company’s Proxy Statement, dated May 24, 1999 for its 1999 Annual Meeting of Stockholders).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: October 23, 2014

LSB INDUSTRIES, INC.

By:	/s/ Tony M. Shelby
Tony M. Shelby,
Executive Vice President of Finance and
Chief Financial Officer